EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax  (631) 951-7639
                  email: eyaish@mecnet.com


      MANCHESTER TECHNOLOGIES, INC. ANNOUNCES FISCAL SECOND QUARTER RESULTS


     HAUPPAUGE,  NEW YORK - March 7, 2003- Manchester  Technologies Inc. (NASDAQ
NM: MANC), a leading computer and network solutions provider, today announced financial results for its second fiscal quarter and six months ended January 31, 2003.

     Revenue for the quarter was $80.5 million as compared with $68.1 million for the comparable quarter last year and $68.3 million in the first quarter of this fiscal year. The Company had a net loss for the quarter of $125,000 or $0.02 per diluted share as compared with net income of $433,000 or $0.05 per diluted share reported a year ago and $158,000, or $0.02 per diluted share, for the first quarter.

     Revenue for the six months was $148.8 million as compared with $129.7 million for the first six months of last year. Earnings for the six months were $33,000 or $0.00 per diluted share as compared with $537,000 or $0.07 per diluted share reported a year ago.

     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "Our second quarter results reflect the different dynamics that are currently impacting our business and the markets we serve. Despite the economic slowdown and the decline in spending in the technology industry, we were able to increase our revenues during the second quarter of fiscal 2003 as compared to the second quarter last year and sequentially. In particular, our service revenues increased by 123% as compared to last year and revenues from our Electrograph subsidiary continue to grow and demand for their display technology solutions remains strong. However, competition, pricing pressure and economic and market forces continue to affect us, resulting in a decrease in our gross margins."

     "Nevertheless, our healthy cash position and strong balance sheet should enable us to withstand the current business and industry cycles and allow us to continue focusing on our strategy of providing business solutions, services, product fulfillment and display technologies that meet all of our customer's needs."





                                    - more -

MANCHESTER TECHNOLOGIES, INC.

     The Company ended the quarter with cash and cash equivalents of $13.3 million, working capital of $31.1 million, total assets of $78.4 million and shareholders' equity of $46.5 million.



About Manchester Technologies, Inc.


Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, display technology and enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com

Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued decreases in technology related spending, continued intense competition in the computer industry, continued deterioration in average selling prices, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2002, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.







                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                        Three months ended January 31,  Six months ended  January 31,
                                              2003           2002         2003         2002
                                              ----           ----         ----         ----
 Revenue
       Products                             $74,283        $65,287     $138,998      $124,159
       Services                               6,259          2,812        9,829         5,506
                                              -----          -----        -----         -----
                                             80,542         68,099      148,827       129,665
                                             ------         ------      -------       -------

Cost of revenue
       Products                              66,979         55,818      123,897       107,079
       Services                               5,088          2,214        7,491         4,025
                                              -----          -----        -----         -----
                                             72,067         58,032      131,388       111,104
                                             ------         ------      -------       -------

       Gross profit                           8,475         10,067       17,439        18,561

Selling, general and
  administrative expenses                     8,711          9,394       17,551        17,789
                                              -----          -----       ------        ------

       Income (loss) from operations           (236)           673         (112)          772

Interest and other income                        28             47          168           122
                                                 --             --          ---           ---

       Income (loss) before income taxes       (208)           720           56           894

Income tax provision (benefit)                  (83)           287           23           357
                                                ---            ---           --           ---

       Net income (loss)                   $   (125)       $   433      $    33       $   537
                                           ========        =======      =======       =======

Net Income (loss) per share
   Basic                                  $  (0.02)      $   0.05      $ 0.00         $  0.07
                                          ========       ========      ======         =======
   Diluted                                $  (0.02)      $   0.05      $ 0.00         $  0.07
                                          ========       ========      ======         =======

Weighted average
  shares outstanding
     Basic                                    7,990          7,990        7,990         7,990
                                              =====          =====        =====         =====
     Diluted                                  7,990          7,991        7,991         7,990
                                              =====          =====        =====         =====




                            - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                     (in thousands except per share amounts)

                                                    January 31, 2003   July 31, 2002
                                                         (Unaudited)
                                                         -----------   -------------
Assets:
  Cash and cash equivalents                                 $13,271    $ 8,963
  Accounts receivable, net                                   34,507     32,561
  Inventory                                                  13,072     11,165
  Deferred income taxes                                         403        403
  Prepaid income taxes                                          709        426
  Prepaid expenses and other current assets                     712        526
                                                                ---        ---

       Total current assets                                  62,674     54,044

Property and equipment, net                                   6,343      7,012
Goodwill, net                                                 8,311      8,311
Deferred income taxes                                           803        803
Other assets                                                    219        491
                                                                ---        ---

       Total assets                                         $78,350    $70,661
                                                            =======    =======

Liabilities:
  Accounts payable and accrued expenses                     $31,047    $23,078
  Deferred service contract revenue                             555        868
                                                                ---        ---

         Total current liabilities                           31,602     23,946

Deferred compensation payable                                   203        203
                                                                ---        ---

         Total liabilities                                   31,805     24,149
                                                             ------     ------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000 shares
   authorized, none issued                                        -          -
  Common stock, $.01 par value; 25,000 shares
   authorized, 7,990 and 7,990 issued and outstanding            80         80
  Additional paid-in capital                                 18,942     18,942
  Deferred compensation                                         (23)       (23)
  Retained earnings                                          27,546     27,513
                                                             ------     ------

         Total shareholders' equity                          46,545     46,512
                                                             ------     ------

         Total liabilities and shareholders' equity         $78,350    $70,661
                                                            =======    =======


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